                                                                    EXHIBIT 99.1

                         FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

W Capital Partners III, L.P.
WCP GP III, L.P.
WCP GP III, LLC

Address of Joint Filers:

c/o W Capital Partners
400 Park Avenue, Suite 910
New York, NY 10022

Designated Filer:

W Capital Partners III, L.P.

Issuer and Ticker Symbol:

MindBody, Inc. [MB]

Date of Event:

June 18, 2015

Signatures of Joint Filers:

W Capital Partners III, L.P.
  By: WCP GP III, L.P.
  Its Sole General Partner
  By: WCP GP III, LLC
  Its Sole General Partner
         By: /s/ Robert J. Migliorino
             -------------------------------
             Managing Member

WCP GP III, L.P.
  By: WCP GP III, LLC
  Its Sole General Partner
         By: /s/ Robert J. Migliorino
             -------------------------------
             Managing Member

WCP GP III, LLC
         By: /s/ Robert J. Migliorino
             -------------------------------
             Managing Member